Exhibit 99.1

Chromocell Announces Name Change to “Channel Therapeutics Corporation” and Provides Therapeutic Program Updates

●	“Channel Therapeutics” reflects the Company’s focus on developing therapeutics to treat pain utilizing sodium channel blockade and modulation

●	New name is in advance of multiple near-term data readouts

FREEHOLD, N.J., November 21, 2024 (GLOBE NEWSWIRE) -- Chromocell Therapeutics Corporation, (NYSE American: CHRO), a pioneer in the development of non-opioid pain treatment therapeutics, today announced that on November 18, 2024 it had changed its name to Channel Therapeutics Corporation (“Channel” or the “Company”), along with reincorporating in the State of Nevada. The Company believes the name change better reflects its focus on developing therapeutics based on sodium channel modulation and blockade for the treatment of pain.

“The specific sodium channel we are targeting, NaV1.7, is the most genetically validated of the different sodium channels and we have demonstrated efficacy in a broad array of animal models. We believe the name change better reflects our multi-pronged approach towards targeting pain reduction, said Frank Knuettel II, CEO of Channel.

“Additionally, our team continues to make progress across our multiple non-opioid based pain therapeutic programs, and we eagerly look forward to sharing the efficacy results for both of the eye pain and depot programs as they could be important milestones in Channel Therapeutics’ growth and valuation,” concluded Knuettel.

Commensurate with the change in the Company’s new name, Channel has also reincorporated in the State of Nevada, by way of a merger into a wholly owned Nevada subsidiary. The Company expects to experience lower tax rates and more flexibility in its strategic and licensing pursuits.

Therapeutic Program Update:

●	Depot Program for Postoperative Nerve Blocks – the Company showed a sustained release of drug over a 96-hour period in animals and is currently performing efficacy studies in animals, with results expected imminently.

●	Eye Pain Program – the eye drops were well tolerated in an animal study and the Company is performing efficacy studies in animal models of eye pain with toxicology studies starting shortly. The results of the efficacy studies are expected in the coming weeks and the toxicology data is expected in late Q1 2025. The Company expects to commence Phase II human proof of concept studies in Q2 2025, with a readout by the end of 2025.

●	Chronic Pain – the Company is exploring program-specific financing for this program with expectations that the program will be kicked off in Q1 2025.

About Channel

Channel Therapeutics Corporation is a clinical-stage biotechnology company focused on developing and commercializing novel, non-opioid, non-addictive therapeutics to alleviate pain. The Company’s initial clinical focus is to selectively target the sodium ion-channel known as NaV1.7 for the treatment of various types of chronic pain, acute and chronic eye pain and post-surgical nerve blocks. For company updates and to learn more about Channel, visit www.channeltherapeutics.com or follow us on social media.

Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s current expectations. These forward-looking statements include, without limitation, references to the Company’s expectations regarding (i) the Company’s belief that its name change better reflects the Company’s focus on developing therapeutics based on sodium channel modulation and blockade for the treatment of pain and therefore its multi-pronged approach towards targeting pain reduction, (ii) the Company’s belief that the efficacy results for the Company’s eye pain and depot programs could be important milestones in the Company’s growth and valuation, and (iii) the Company’s ability to experience lower tax rates and more flexibility in its strategic and licensing pursuits as a result of reincorporating in the State of Nevada. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ materially from those set forth in such forward-looking statements include, but are not limited to, risks and uncertainties related to there being no guarantee that the trading price of the Company’s Common Stock will be indicative of the Company’s value or that the Company’s Common Stock will become an attractive investment in the future. These and other risks and uncertainties are described more fully in in our filings with the U.S. Securities and Exchange Commission. The information in this press release is provided only as of the date of this press release, and we undertake no obligation to update any forward-looking statements contained in this press release based on new information, future events, or otherwise, except as required by law.

Channel Media and Investor Inquires:

For Investor Inquiries:

Mike Moyer

Managing Director, LifeSci Advisors, LLC

mmoyer@lifesciadvisors.com